As filed with the Securities and Exchange Commission on August 25, 2026

Registration No. 333-_______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________
NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	74-2897368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9490 NeoGenomics Way Fort Myers, Florida	33912
(Address of Principal Executive Offices)	(Zip Code)

NeoGenomics, Inc. 2023 Equity Incentive Plan, as Amended
(Full title of the plan)

Anthony Zook
Chief Executive Officer
9490 NeoGenomics Way
Fort Myers, Florida 33912
Telephone: (239) 768-0600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an "emerging growth company". See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Smaller reporting company ☐
Non-accelerated filer ☐	Emerging growth company ☐
Accelerated filer ☐
(Do not check if a smaller
reporting company)
If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of NeoGenomics, Inc., a Nevada corporation (the “Company”) pertains to 5,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), which has been authorized for issuance under the NeoGenomics, Inc. 2023 Equity Incentive Plan, as amended (the “Plan”). The Plan was originally adopted in 2023 and was amended and approved by the Company’s stockholders on May 22, 2025 and again on May 21, 2026. The Company previously registered 3,975,000 and 4,325,000 shares of Common Stock pursuant to the Plan on Registration Statements on Form S‑8 filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2023 (File No. 333‑272335) and June 16, 2025 (File No. 333‑288083) (together, the “Earlier Registration Statements”).

Pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statements are incorporated by reference in this Registration Statement and made a part hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Snell & Wilmer, L.L.P.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Snell & Wilmer, L.L.P. (incorporated from Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

99.1	NeoGenomics, Inc. 2023 Equity Incentive Plan (incorporated by reference to Annex A to the Company’s Proxy Statement pursuant to Section 14(a) of the Exchange Act filed with the SEC on April 7, 2023)

99.2
First Amendment of the NeoGenomics, Inc. 2023 Equity Incentive Plan, as approved by the Company’s stockholders on May 22, 2025 (incorporated by reference to Annex A of the Company’s Proxy Statement on Form DEF 14A filed with the SEC on April 8, 2025)

99.3
Second Amendment of the NeoGenomics, Inc. 2023 Equity Incentive Plan, as approved by the Company’s stockholders on May 21, 2026 (incorporated by reference to Annex A of the Company’s Proxy Statement on Form DEF 14A filed with the SEC on April 6, 2026)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, as of the 25th day of August 2026.

NEOGENOMICS, INC.

By:	/s/ Anthony Zook
Name:	Anthony Zook
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of NeoGenomics, Inc., do hereby constitute and appoint Anthony P. Zook as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated below:

Signatures	Title(s)	Date

/s/ Anthony Zook	Director and Chief Executive Officer	August 25, 2026
Anthony Zook	(Principal Executive Officer)

/s/ Abhishek Jain	Chief Financial Officer	August 25, 2026
Abhishek Jain	(Principal Financial Officer)

/s/ Greg Aunan	Senior Vice President & Chief Accounting Officer	August 25, 2026
Greg Aunan	(Principal Accounting Officer)

/s/ Lynn Tetrault	Chair of the Board	August 25, 2026
Lynn Tetrault

/s/ Marjorie Green	Director	August 25, 2026
Marjorie Green

/s/ Dr. Neil Gunn	Director	August 25, 2026
Dr. Neil Gunn

/s/ Stephen Kanovsky	Director	August 25, 2026
Stephen Kanovsky

/s/ Michael Kelly	Director	August 25, 2026
Michael Kelly

/s/ Jack Kenny	Director	August 25, 2026
Jack Kenny

/s/ David Perez	Director	August 25, 2026
David Perez

/s/ Felicia Williams	Director	August 25, 2026
Felicia Williams

/s/ Carolyn Starrett	Director	August 25, 2026
Carolyn Starrett